Exhibit 10.3
INTELLECTUAL PROPERTY SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT dated as of February 21, 2023 (this “Agreement”), among Grocery Outlet Inc., a California corporation (the “Grantor”) and Bank of America, N.A. in its capacity as Collateral Agent for the Secured Parties party to the Credit Agreement referred to below (in such capacity, together with its successors, assigns, designees and sub-agents in such capacity, the “Collateral Agent”).

WHEREAS, reference is made to (a) the Credit Agreement dated as of February 21, 2023 (as amended, increased, extended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Grocery Outlet Holding Corp., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), Bank of America, as the Administrative Agent, the Collateral Agent, Letter of Credit Issuer and Swingline Lender, and the other parties from time to time party thereto and (b) the Pledge and Security Agreement dated as of February 21, 2023 (the “Security Agreement”), by and among the Borrower, the Grantor, the other Subsidiary Parties as defined therein) from time to time party thereto, the Additional Parties (as defined therein) from time to time party thereto and the Collateral Agent;

WHEREAS, the Lenders, the Swingline Lender and the Letter of Credit Issuers have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement; and

WHEREAS, the Grantor is willing to execute and deliver this Agreement as consideration for such extensions of credit.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Credit Agreement, as applicable.

SECTION 2.    Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Obligations, the Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in all of such Grantor’s right in, and title and interest to and under the following assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, but excluding any Excluded Property (the “Collateral”):

all (a) copyrights, rights in works of authorship, mask works and integrated circuit designs and other rights subject to the copyright laws of the United States, or of any other country or any group of countries, including copyrights and other rights in Software, data, databases, Internet web sites and the proprietary content thereof, (b) registrations, renewals, rights of reversion, extensions, supplemental registrations, recordings and applications for registration of any of the foregoing, including the registrations in the U.S. Copyright Office listed on Schedule I hereto, (c) rights to obtain all renewals, reversions and extensions thereof, (d) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (e) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (f) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

SECTION 3.    Security Agreement. The Security Interest granted to the Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.    INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE COLLATERAL AGENT FOR THE BENEFIT OF THE SECURED PARTIES PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY APPLICABLE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. SO LONG AS AN INTERCREDITOR AGREEMENT IS OUTSTANDING, THE REQUIREMENT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO DELIVER COLLATERAL TO THE COLLATERAL AGENT (OR ANY REPRESENTATION OR WARRANTY HAVING THE EFFECT OF REQUIRING THE SAME) SHALL BE DEEMED SATISFIED (OR ANY SUCH REPRESENTATION OR WARRANTY SHALL BE DEEMED TRUE BY DELIVERY OF SUCH COLLATERAL TO THE CONTROLLING COLLATERAL AGENT (OR SUCH SIMILAR TERM AS DEFINED IN THE INTERCREDITOR AGREEMENT) AS BAILEE OF, AND BEHALF OF, THE COLLATERAL AGENT PURSUANT TO THE TERMS OF THE INTERCREDITOR AGREEMENT).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GROCERY OUTLET INC., a California corporation as Grantor

By:	/s/ Charles C. Bracher
	Name:	Charles C. Bracher
	Title:	Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Priscilla Ruffin
	Name:	Priscilla Ruffin
	Title:	AVP

[SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT]

SCHEDULE I

U.S. Copyright Registrations

Copyright Registrations

Title	Reg. No.	Reg. Date
Ben Saven (Frugal Friends)	VA0001816784	04/13/2012
Doug (Frugal Friends)	VA0001816783	04/13/2012
Lois Prices (Frugal Friends)	VA0001816782	04/13/2012
Tammy Underspend (Frugal Friends)	VA0001816786	04/13/2012
WOW! Bottlenecker.	VA0001795425	11/24/2010